UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Calle Amanecer
San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.01 par value per share	RSLS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On June 13, 2019, ReShape Lifesciences Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain healthcare focused institutional investors for the sale of 400,000,000 shares of common stock (or common stock equivalents pursuant to series C prefunded warrants), series A warrants to purchase up to 400,000,000 shares of common stock and series B warrants to purchase up to 400,000,000 shares of common stock in a private placement at a price of $0.02 per share and associated warrants for gross proceeds of approximately $8 million. The number of shares of common stock (and common stock equivalents) issuable to the investors is subject to adjustment following the effectuation of a reverse stock split by the Company, as set forth in the definitive agreements. The transaction closed on June 18, 2019.

The series A warrants are exercisable immediately with a term of five years following the effectuation of a reverse stock split by the Company and an exercise price of $0.022 per share and the series B warrants are exercisable immediately with a term of one year following the effectuation of a reverse stock split by the Company and an exercise price of $0.02 per share. The exercise prices of the warrants are subject to adjustment following the effectuation of a reverse stock split by the Company, as set forth in the warrants.

The net proceeds from the offering were approximately $7.2 million. The Company intends to use the net proceeds for the repayment of indebtedness, working capital and general corporate purposes. The Company has agreed to file a resale registration statement for the shares of common stock and the shares of common stock underlying the warrants issued in the offering within 60 days pursuant to a registration rights agreement and to use its best efforts to cause such registration statement to be declared effective within 90 days, or, in the event of a “full review” by the Securities and Exchange Commission, within 120 days.

The securities sold in the private placement were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

The foregoing description of the Purchase Agreement, warrants and registration rights Agreement are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, the form of series A warrant, the form of series B warrant, the form of series C warrant, and the form of registration rights agreement, which are filed hereto as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and are incorporated by reference herein

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

10.2	Form of Series A Warrant

10.3	Form of Series B Warrant

10.4	Form of Series C Prefunded Warrant

10.5	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Date: June 19, 2019